Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following sets forth unaudited pro forma condensed consolidated financial information of Titan Energy, LLC (the “Company”) prepared in accordance with Article 11 of Regulation S-X. You should read this information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors,” and the Company’s consolidated financial statements and related notes and other financial information included in its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The unaudited pro forma condensed consolidated financial information is based on, and has been derived from, the Company’s historical consolidated financial statements.

On June 12, 2017, ARP Rangely Production, LLC, a wholly owned subsidiary of the Company, entered into a purchase and sale agreement with MMGJ Colorado, LLC, an affiliate of Merit Energy Company, LLC (the “Rangely Agreement”). Pursuant to the Rangely Agreement, the Company agreed to sell its 25% interest in the Rangely Field, a CO2 flood located in Rio Blanco County, Colorado and operated by Chevron, as well as its 22% interest in Raven Ridge Pipeline, a CO2 transportation line, and surrounding acreage in Rio Blanco and Moffat Counties, Colorado (collectively, the “Rangely Assets”). The Rangely Agreement provided for aggregate consideration of $105 million. On August 7, 2017, the Company completed the sale of the Rangely Assets for net cash proceeds of approximately $103.5 million, after giving effect to customary preliminary purchase price adjustments.

As previously disclosed, on May 4, 2017, the Company and certain of its subsidiaries entered into a purchase and sale agreement with Diversified Energy, LLC to sell its conventional Appalachia and Marcellus assets (the “Appalachia Assets”) for an aggregate of $84.2 million (the “Appalachia Asset Sale”). On June 30, 2017, the Company completed a majority of the Asset Sale for cash proceeds of approximately $66.6 million, which included customary purchase price adjustments. The Company expects to complete the remainder of the Appalachia Asset Sale for additional cash proceeds of approximately $11.4 million by September 2017. However, there can be no assurance that the conditions to the remainder of the Appalachia Asset Sale will be satisfied or waived on terms satisfactory to the parties or that the remainder of the Appalachia Asset Sale will ultimately be completed in whole or in part.

Also as previously disclosed, on September 1, 2016, Atlas Resource Partners, L.P., the Company’s predecessor (the “Predecessor”), substantially consummated its plan of reorganization (the “Plan”) and emerged from Chapter 11. Upon the consummation of the Plan, the Company adopted fresh-start accounting in accordance with ASC 852. Upon adoption of fresh-start accounting, the Company’s assets and liabilities were recorded at their fair values as of the effective date. The fair values of the Company’s assets and liabilities differed materially from the recorded values of our assets and liabilities as reflected in the Company’s historical consolidated balance sheets.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2017 and statements of operations for the year ended December 31, 2016 and the three months ended March 31, 2017 give pro forma effect to the following events as if they occurred on March 31, 2017 (in the case of the balance sheet) or January 1, 2016 (in the case of the statements of operations):

•	the previously disclosed adoption of fresh start accounting;

•	the initial Appalachia Asset Sale closing on June 30, 2017 (the “Appalachia Properties Sold”);

•	the remainder of the Appalachia Asset Sale, which is expected to occur by September 2017 (the “Appalachia Properties Subject to 2nd Closing”); and

•	the completion of the sale of the Rangely Assets.

The unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2015 and 2014 give pro forma effect to the discontinued operations treatment of the Appalachia Assets (“Discontinued Operations”) as if such treatment had commenced on January 1, 2014.

The unaudited pro forma condensed consolidated financial information includes unaudited pro forma adjustments that are factually supportable and directly attributable to the respective transactions. In addition, the unaudited pro forma adjustments are expected to have a continuing impact on the Company’s results. The Company has prepared the unaudited pro forma condensed consolidated financial information for illustrative purposes only and it does not purport to represent what the results of operations or financial condition would have been had the respective transactions actually occurred on the dates indicated, nor does the Company purport to project the results of operations or financial condition for any future period or as of any future date. The actual results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

TITAN ENERGY, LLC

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

MARCH 31, 2017

(in thousands)

		Appalachia Assets
	Historical March 31, 2017	Properties Sold Pro Forma Adjustments		Properties Subject to 2nd Close Pro Forma Adjustments		Rangely Assets Pro Forma Adjustments		Pro Forma March 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$28,966	$—		$—		$—		$28,966
Accounts receivable	27,786	$(2,238	)(a)	(218	)(a)	(7,429	)(s)	17,901
Advances to affiliates	10,251	—		—		—		10,251
Prepaid expenses and other	19,408	(480	)(a)			(4,562	)(s)	14,366

Total current assets	86,411	(2,718)		(218)		(11,991)		71,484

Property, plant and equipment, net	780,930	(91,594	)(a)	(16,554	)(a)	(138,363	)(s)	534,419
Long-term derivative asset	1,227	(453	)(b)			685	(t)	1,459
Other assets, net	10,670	(551	)(c)	(657	)(c)	(3,661	)(u)	5,801

Total assets	$879,238	$(95,316)		$(17,429)		$(153,330)		$613,163

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$30,191	$(3,734	)(a)	$(794	)(a)	$(3,876	)(s)	$21,787
Liabilities associated with drilling contracts	5,787					—		5,787
Current portion of derivative liability	17,235	(2,737	)(b)			(2,221	)(t)	12,277
Accrued well drilling and completion costs	7,092					—		7,092
Accrued interest	1,643	(235	)(c)	(40	)(c)	(366	)(u)	1,002
Accrued liabilities	15,734	(501	)(a)	(274	)(a)	(1,262	)(s)	13,697
Current portion of long-term debt	701,602	(66,643	)(d)	(11,379	)(d)	(103,500	)(v)	520,080

Total current liabilities	779,284	(73,850)		(12,487)		(111,225)		581,722

Long-term derivative liability	163	(9	)(b)			(76	)(t)	78
Asset retirement obligations	77,159	(60,929	)(a)	(894	)(a)	(1,015	)(s)	14,321
Other long-term liabilities	2,238	(1,501	)(a)	(403	)(a)	—		334
Commitments and contingencies
Members’ Equity (Deficit):
Series A Preferred members’ equity (deficit)	393	819	(e)	(73	)(e)	(820	)(w)	334
Common shareholders’ equity (deficit)	20,001	40,154	(e)	(3,572	)(e)	(40,194	)(w)	16,374

Total members’ equity (deficit)	20,394	40,973		(3,645)		(41,014)		16,708

Total liabilities and members’ equity (deficit)	$879,238	$(95,316)		$(17,429)		$(153,330)		$613,163

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

TITAN ENERGY, LLC

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2017

(in thousands, except per share and unit data)

	Three Months	Appalachia Assets						Pro Forma
	Ended March 31, 2017 Successor Titan	Properties Sold Pro Forma Adjustments		Properties Subject to 2nd Close Pro Forma Adjustments		Rangely Assets Pro Forma Adjustments		Three Months Ended March 31, 2017
Revenues:
Gas and oil production	$70,593	$(10,783	)(f)	$(1,164	)(f)	$(10,706	)(x)	$47,940
Drilling partnership management and other	10,050	(2,159	)(f)	(575	)(f)	(72	)(x)	7,244
Gain on mark-to-market derivatives	29,493	(4,565	)(g)			(4,185	)(y)	20,743

Total revenues	110,136	(17,507)		(1,739)		(14,963)		75,927

Costs and expenses:
Gas and oil production	29,987	(3,199	)(f)	(337	)(f)	(6,504	)(x)	19,947
Drilling partnership management	8,171	(2,122	)(f)	(606	)(f)	—		5,443
General and administrative	13,758	(1,752	)(h)	(111	)(h)	—		11,895
Depreciation, depletion and amortization	16,492	(2,519	)(i)	(178	)(i)	(1,112	)(z)	12,683

Total costs and expenses	68,408	(9,592)		(1,232)		(7,616)		49,968

Operating income	41,728	(7,915)		(507)		(7,347)		25,959
Interest expense	(13,985)	903	(j)	154	(j)	1,423	(aa)	(11,505)
Loss on sale of assets	(207)							(207)
Other Loss	(447)							(447)

Income before income taxes	27,089	(7,012)		(353)		(5,924)		13,800
Income tax provision (benefit)	180							180

Net income attributable to common shareholders and Series A preferred member	$26,909	$(7,012)		$(353)		$(5,924)		$13,620

Allocation of net income attributable to:
Series A Preferred member	$538							$272
Common shareholders	$26,371							$13,348

Net income attributable to common shareholders per share:
Basic	$5.10							$2.58

Diluted	$4.81							$2.43

Weighted average shares:
Basic	5,170							5,170

Diluted	5,486							5,486

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

TITAN ENERGY, LLC

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2016

(in thousands, except per share and unit data)

					Appalachia Assets
	Period from January 1 through August 31, 2016 Predecessor ARP	Period from September 30 through December 31, 2016 Successor Titan	Fresh Start Accounting Adjustments		Properties Sold Pro Forma Adjustments		Properties Subject to 2nd Close Pro Forma Adjustments		Rangely Assets Pro Forma Adjustments		Pro Forma Year Ended December 31, 2016
Revenues:
Gas and oil production	$139,094	$86,936	$(10,758	)(m)	$(20,289	)(f)	$(2,305	)(f)	$(38,679	)(x)	$153,999
Well construction and completion	19,157	2,236							—		21,483
Gathering and processing	3,929	2,159			(3,150	)(f)	(1,007	)(f)	—		1,931
Administration and oversight	1,263	708			(104	)(f)	(134	)(f)	—		1,733
Well services	11,226	3,704			(12,831	)(f)	(115	)(f)	—		1,984
Loss on mark-to-market derivatives	(23,916)	(43,892)			8,270	(g)			11,848	(y)	(47,690)
Other, net	317	247							(190	)(x)	374

Total revenues	151,070	52,188	(10,758)		(28,104)		(3,561)		(27,021)		(133,814)

Costs and expenses:
Gas and oil production	86,566	39,418			(9,932	)(f)	(620	)(f)	(26,073	)(x)	89,359
Well construction and completion	16,658	2,023							—		18,681
Gathering and processing	5,893	3,048			(4,990	)(f)	(1,824	)(f)	—		2,127
Well services	4,677	2,036			(3,106	)(f)	(345	)(f)	—		3,262
General and administrative	58,004	18,496	(858	)(n)	(15,808	)(h)	(169	)(h)	—		59,665
Depreciation, depletion and amortization	82,331	23,877	(31,300	)(o)	(9,431	)(i)	(812	)(i)	(3,805	)(z)	60,860

Total costs and expenses	254,129	88,898	(32,158)		(43,267)		(3,770)		(29,878)		233,954

Operating loss	(103,059)	(36,710)	21,400		15,163		209		2,857		(100,140)
Interest expense	(74,587)	(18,327)	43,018	(p)	3,427	(j)	585	(j)	5,371	(aa)	(40,153)
Gain (loss) on asset sales and disposal	(479)	180							—		(299)
Gain on early extinguishment of debt	26,498		(26,498	)(q)					—		—
Reorganization items, net	(16,614)	(870)	17,484	(r)					—		—
Other income (loss)	(9,189)	22,413			(16,287	)(k)	3,063	(l)	—		—

	(74,371)	3,396	34,004		(12,860)		3,648		8,228		(140,952)

Net loss
Preferred member / limited partner dividends	(4,013)	—	4,013								—
Net loss attributable to common shareholders and preferred member	$—	$(33,314)									$(140,952)

Net loss attributable to common limited partners and the general partner	$(181,443)	$—									—

Allocation of net loss attributable to:
Series A Preferred member	$—	$(666)									$(2,819)

Common shareholders	$—	$(32,648)									$(138,133)

Common limited partners’ interest	$(177,814)	$—									$—

General partner interest	$(3,629)	$—									$—

Net loss attributable to common shareholders per share / common limited partner per unit:
Basic and diluted	$(1.72)	$(6.03)									$(25.50)

Weighted average shares / common limited partner units outstanding:
Basic and diluted	102,912	5,418									$5,418

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

TITAN ENERGY, LLC

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2015

(in thousands, except per share and unit data)

	Predecessor Year Ended December 31, 2015	Discontinued Operations Adjustments		Predecessor Pro Forma Year Ended December 31, 2015
Revenues:
Gas and oil production	$356,999	$(16,522	)(f)	$340,477
Well construction and completion	76,505	—		76,505
Gathering and processing	7,431	(5,046	)(f)	2,385
Administration and oversight	7,812	(1,784	)(f)	6,028
Well services	23,822	(14,135	)(f)	9,687
Gain on mark-to-market derivatives	267,223	(27,962	)(g)	239,261
Other, net	241	—		241

Total revenues	740,033	(65,449)		674,584

Costs and expenses:
Gas and oil production	169,653	(16,201	)(f)	153,452
Well construction and completion	66,526			66,526
Gathering and processing	9,613	(8,512	)(f)	1,101
Well services	9,162	(8,890	)(f)	272
General and administrative	65,968	(9,099	)(h)	56,869
Depreciation, depletion and amortization	157,978	(8,396	)(i)	149,582
Asset impairment	966,635	(25,725	)(i)	940,910

Total costs and expenses	1,445,535	(76,823)		1,368,712

Operating loss	(705,502)	11,374		(694,128)
Interest expense	(102,133)	2,562	(j)	(99,571)
Loss on asset sales and disposal	(1,181)	—		(1,181)

Net loss	(808,816)	13,936		(794,880)
Preferred limited partner dividends	(16,469)			(16,469)
Net loss attributable to common limited partners and the general partner	$(825,285)			$(811,349)

Allocation of net loss attributable to:
Common limited partners’ interest	$(811,266)			$(795,122)

General partner’s interest	$(14,019)			$(16,227)

Net loss attributable to common limited partners per unit:
Basic and diluted	$(8.65)			$(8.48)

Weighted average common limited partner units outstanding:
Basic and diluted	93,745			93,745

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

TITAN ENERGY, LLC

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2014

(in thousands, except per share and unit data)

	Predecessor Year Ended December 31, 2014	Discontinued Operations Adjustments		Predecessor Pro Forma Year Ended December 31, 2014
Revenues:
Gas and oil production	$470,051	$(56,808	)(f)	$413,243
Well construction and completion	173,564	—		173,564
Gathering and processing	14,107	(11,903	)(f)	2,204
Administration and oversight	15,564	(2,019	)(f)	13,545
Well services	24,959	(15,263	)(f)	9,696
Gain on mark-to-market derivatives	2,819	—		2,819
Other, net	590	—		590

Total revenues	701,654	(85,993)		615,661

Costs and expenses:
Gas and oil production	182,226	(23,118	)(f)	159,108
Well construction and completion	150,925	—		150,925
Gathering and processing	15,525	(14,422	)(f)	1,103
Well services	10,007	(9,735	)(f)	272
General and administrative	72,349	(5,200	)(h)	67,149
Depreciation, depletion and amortization	239,923	(31,853	)(i)	208,070
Asset impairment	573,774	(222,988	)(i)	350,786

Total costs and expenses	1,244,729	(307,316)		937,413

Operating loss	(543,075)	221,323		(321,752)
Interest expense	(62,144)	2,347	(j)	(59,797)
Loss on asset sales and disposal	(1,869)	—		(1,869)

Net loss	(607,088)	223,670		(383,418)
Preferred limited partner dividends	(19,267)			(19,267)
Net loss attributable to common limited partners and the general partner	$(626,355)			$(402,685)

Allocation of net loss attributable to:
Common limited partners’ interest	$(628,926)			$(394,631)

General partner’s interest	$2,571			$(8,054)

Net loss attributable to common limited partners per unit:
Basic and diluted	$(8.42)			$(5.28)

Weighted average common limited partner units outstanding:
Basic and diluted	74,716			74,716

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

TITAN ENERGY, LLC

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Appalachia Asset Sale Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet

The following adjustments have been made to the accompanying unaudited pro forma condensed consolidated balance sheet as of March 31, 2017:

(a)	Reflects the elimination of assets and liabilities related to the Properties Sold and the Properties Subject to 2nd Close.

(b)	Reflects the elimination of derivative activity allocated to the Properties Sold, which was based on the relative proportion of the natural gas and oil volumes produced by the Properties Sold to the Company’s total natural gas and oil volumes produced.

(c)	Other assets consists of pro forma adjustments of $0.6 million and $0.7 million of estimated deferred financing costs for Properties Sold and Properties Subject to 2nd Close, respectively. Accrued interest consists of estimated pro forma adjustments of $0.2 million and $0.1 million for the Properties Sold and Properties Subject to 2nd Close, respectively.

(d)	Reflects the receipt of net proceeds from the sale of the properties of $66.6 million, which included customary purchase price adjustments, and $11.4 million for Properties Sold and Properties Subject to 2nd Close, respectively, the majority of which was used and will be used to repay a portion of the outstanding borrowings under the Company’s first lien credit facility.

(e)	Reflects the change in Members’ Equity due to the Properties Sold and Properties Subject to 2nd Close pro forma adjustments.

Appalachia Asset Sale Adjustments to the Unaudited Pro Forma Condensed Consolidated Statement of Operations

The following adjustments have been made to the accompanying unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2017 and the years ended December 31, 2016, 2015, and 2014:

(f)	Represents the elimination of gas and oil production revenues and expenses and drilling partnership management revenues and expenses for the Properties Sold, Properties Subject to 2nd Close, and Discontinued Operations.

(g)	Reflects the elimination of the gain (loss) on mark-to-market activity allocated to each the Properties Sold and Discontinued Operations, which was based on the relative proportion of the natural gas and oil volumes produced by each the Properties Sold and the Discontinued Operations to the Company’s total natural gas and oil volumes produced.

(h)	Reflects the elimination of the direct general and administrative expenses associated with the Properties Sold, which includes a $10.9 million provision for losses on drilling partnership receivables related to the write down of certain receivables to their estimated net realizable values recognized during the Predecessor period January 1, 2016 through August 31, 2016, the Properties Subject to 2nd Close and Discontinued Operations.

(i)	Represents the elimination of depreciation, depletion, and amortization expense, which includes accretion expenses for asset retirement obligations, related to the Properties Sold, Properties Subject to 2nd Close, and Discontinued Operations. Represents the elimination of impairment expense related to Discontinued Operations for the years ended December 31, 2015 and 2014.

(j)	Reflects the reduction of interest expense associated with the repayment of borrowings outstanding under the Company’s first lien credit facility using proceeds from the Properties Sold, Properties Subject to 2nd Close, and Discontinued Operations.

(k)	Represents the elimination of a $22.4 million non-cash gain recognized in other income (loss) during the Successor period September 1, 2016 through December 31, 2016 and a $6.1 million non-cash loss recognized in other income (loss) during the Predecessor period from January 1, 2016 through August 31, 2016 associated with certain drilling partnership consolidations that were directly attributable to the Properties Sold and are not expected to have a continuing effect on the results of operations.

(l)	Represents the elimination of a $3.1 million provision for losses recognized in other income (loss) during the Predecessor period from January 1, 2016 through August 31, 2016 associated with the adjustment of notes receivable with certain investors in the Company’s drilling partnerships to their net realizable value that are directly attributable to the Properties Subject to 2nd Close and are not expected to have a continuing effect on the results of operations.

Fresh Start Accounting Adjustments:

(m)	Reflects the elimination from oil and gas revenues of the portion of settlements associated with gains previously recognized within accumulated other comprehensive income, net of prior year offsets, due to the Predecessor’s application of hedge accounting through December 31, 2014 as a result of the sale of the Predecessor’s commodity hedge positions pursuant to the restructuring support agreement entered into among the Predecessor and its creditors, pursuant to which the parties thereto agreed to support the Plan. Our Predecessor discontinued hedge accounting on January 1, 2015.

(n)	Reflects the change in general and administrative expense as a result of the Plan, as set forth in more detail below:

For the Period from January 1, 2016 through August 31, 2016
Elimination of historical compensation expense related to Predecessor’s 2012 Long-Term Incentive Plan	$(484)
Elimination of historical compensation expense related to Successor’s MIP awards immediately vested	(669)
Pro forma compensation expense related to Successor’s MIP awards not fully vested	295

Net pro forma adjustment to general and administrative expense	$(858)

(o)	Reflects the adjustments to depreciation, depletion and amortization expense for property, plant and equipment and asset retirement obligations accretion expense due to recording balances at fair value as a result of the adoption of fresh-start accounting, as follows:

For the Period from January 1, 2016 through August 31, 2016
Elimination of historical depletion	$(64,049)
Elimination of historical accretion	(4,598)
Pro forma depletion	33,030
Pro forma accretion	4,317

Net pro forma adjustment to depreciation, depletion and amortization expense	$(31,300)

(p)	Reflects the change in interest expense as a result of the Plan, as set forth in more detail below:

For the Period from January 1, 2016 through August 31, 2016
Elimination of historical interest expense associated with:
7.75% Notes and 9.25% Notes	$(32,566)
Senior secured revolving credit facility	(15,517)
Second lien credit agreement	(17,445)
Capitalized interest	6,478
Amortization of deferred financing costs and debt discounts	(15,386)
Pro forma interest expense associated with:
First Lien Exit Facility	$14,541
Second Lien Exit Facility	23,853
Amortization of deferred financing costs	845
Capitalized interest	(7,821)

Net pro forma adjustment to interest expense	$(43,018)

(q)	Reflects the elimination of the gain on extinguishment of debt as a result of the Plan.

(r)	Reflects the elimination of $16.6 million and $0.9 million of net reorganization items for the Predecessor period from January 1, 2016 through August 31, 2016 and the Successor period from September 1, 2016 through December 31, 2016 that were directly attributable to the consummation of the Plan and are not expected to have a continuing effect on the results of operations.

Rangely Asset Sale Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet

The following adjustments have been made to the accompanying unaudited pro forma condensed consolidated balance sheet as of March 31, 2017:

(s)	Reflects the elimination of assets and liabilities related to the Rangely Assets. Accrued liabilities reflects the elimination of $2.6 million offset by a $1.3 million increase related to an estimated contingent liability resulting from the Rangely Assets sale.

(t)	Reflects the elimination of derivative activity allocated to the Rangely Assets, which was based on the relative proportion of the oil volumes produced by the Rangely Assets to the Company’s total oil volumes produced.

(u)	Reflects the elimination of other assets, which includes pro forma adjustments of $0.9 million of estimated deferred financing costs and $2.8 million related to the Company’s 22% investment in the Raven Ridge Pipeline for the Rangely Assets. Reflects the elimination of accrued interest, which consists of estimated pro forma adjustments of $0.4 million for the Rangely Assets.

(v)	Reflects the receipt of net proceeds from the sale of the properties of $103.5 million, which included customary purchase price adjustments for the Rangely Assets, all of which was used to repay a portion of the outstanding borrowings under the Company’s first lien credit facility.

(w)	Reflects the change in Members’ Equity due to the Rangely Assets pro forma adjustments.

Rangely Asset Sale Adjustments to the Unaudited Pro Forma Condensed Consolidated Statement of Operations

The following adjustments have been made to the accompanying unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2017 and the year ended December 31, 2016:

(x)	Represents the elimination of oil and natural gas liquids production revenues and expenses and other revenues for the Rangely Assets.

(y)	Reflects the elimination of the gain (loss) on mark-to-market activity allocated to the Rangely Assets, which was based on the relative proportion of the oil volumes produced by the Rangely Assets to the Company’s total oil volumes produced.

(z)	Represents the elimination of depreciation, depletion, and amortization expense, which includes accretion expenses for asset retirement obligations, related to the Rangely Assets.

(aa)	Reflects the reduction of interest expense associated with the repayment of borrowings outstanding under the Company’s first lien credit facility using proceeds from the Rangely Assets.